COMPLIANCE CERTIFICATE


TO: WELLS FARGO BANK, National Association, as Agent Bank

     Reference is made to that certain Credit Agreement dated as of February 20, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Golden Road Motor Inn, Inc., a Nevada corporation (the "Borrower"), Monarch Casino & Resort, Inc., a Nevada corporation, the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders"), Wells Fargo Bank, National Association, as the swingline lender (herein in such capacity, together with its successors and assigns, the "Swingline Lender"), Wells Fargo Bank, National Association, as the issuer of letters of credit thereunder (herein in such capacity, together with their successors and assigns, the "L/C Issuer") and Wells Fargo Bank, National Association, as administrative and collateral agent for the Lenders, Swingline Lender and L/C Issuer (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, Swingline Lender and L/C Issuer, collectively referred to as the "Banks"). Terms defined in the Credit Agreement and not otherwise defined in this Compliance Certificate ("Certificate") shall have the meanings defined and described in the Credit Agreement. This Certificate is delivered in accordance with Section 5.08(g) of the Credit Agreement.

     The period under review is the Fiscal Quarter ended [INSERT DATE], together with, where indicated, the three (3) immediately preceding Fiscal
Quarters on a rolling four (4) Fiscal Quarter basis.

                                       I.
                     COMPLIANCE WITH AFFIRMATIVE COVENANTS

A. FF&E (Section 5.01): Please state whether or
   not all FF&E has been purchased and installed
   in the Hotel/Casino Facility free and clear of
   all liens, encumbrances or claims, other than
   Permitted Encumbrances.                                   yes/no

B. Liens Filed (Section 5.03):  Report any liens
   filed against the Real Property and the amount
   claimed in such liens.  Describe actions being
   taken with respect thereto.                          $
                                                         -------------

C. Additional Real Property (Section 5.06):

a. Other than the Real Property presently
   encumbered by the Deed of Trust, attach
   a legal description of any other real
   property or rights to the use of real
   property which is used in any material
   manner in connection with the Hotel/Casino
   Facility and describe such use.  Attach
   evidence that such real property or rights
   to the use of such real property has been
   added as Collateral under the Credit Agreement.
                                                         -------------

                                     -1-
b. Other than with respect to the Adjacent
   Driveway Lease, have Borrower or MCRI entered
   into any additional leases, licenses, rental
   or other arrangements for the use or occupancy
   of all or any portion of the Village Shopping
   Center?                                                     yes/no

   If so, are such arrangements planned or
   projected to be or become an integral part of
   the operation at the Real Property and/or the
   Hotel/Casino Facility?                                      yes/no

   If so, have such arrangements been consented
   to by Agent Bank or Requisite Lenders?                      yes/no

D. Permitted Encumbrances (Section 5.11):
   Describe any Lien attachment, levy, distraint
   or other judicial process or burden affecting
   the Collateral other than the Permitted
   Encumbrances.  Describe any matters being
   contested in the manner described in Sections
   5.03 and 5.10 of the Credit Agreement.
                                                         -------------

E. Suits or Actions (Section 5.17):  Describe on
   a separate sheet any matters requiring advice
   to Agent Bank under Section 5.17.
                                                         -------------

F. Tradenames, Trademarks and Servicemarks
   (Section 5.19): Describe on a separate sheet
   any matters requiring advice to Agent Bank
   under Section 5.19.
                                                         -------------

G. Notice of Hazardous Materials (Section 5.20):
   State whether or not to your knowledge there
   are any matters of which Banks should be
   advised under Section 5.20.  If so, attach a
   detailed summary of such matter(s).
                                                         -------------

H. Compliance and Modification of Pedestrian
   Crossing Air Space License (Section 5.23):
   Describe all defaults, if any, which occurred
   during the period under review under the
   Pedestrian Crossing Air Space License.  Describe
   any modifications or amendments to the
   Pedestrian Crossing Air Space License.
   State whether or not such modifications or
   amendments have been consented to by Agent
   Bank or Requisite Lenders as required under
   Section 5.23 of the Credit Agreement.
                                                         -------------




                                     -2-
I. Compliance and Modification of Adjacent
   Driveway Lease (Section 5.24): Describe all
   defaults, if any, which occurred during the
   period under review under the Adjacent Driveway
   Lease.  Describe any modifications or amendments
   to the Adjacent Driveway Lease.  State whether
   or not such modifications or amendments have
   been consented to by Agent Bank or Requisite
   Lenders as required under Section 5.24 of the
   Credit Agreement.
                                                         -------------

                                       II.
                               FINANCIAL COVENANTS

A. Leverage Ratio (Section 6.01):  To be
   calculated with reference to the Borrower
   commencing with the Fiscal Quarter ending
   March 31, 2004 and continuing as of each Fiscal
   Quarter end until Bank Facility Termination:         $
                                                         -------------

       FUNDED DEBT:
       a. The daily average of the Funded
          Outstandings on the Credit Facility
          during the last month of the Fiscal
          Quarter under review.                         $
                                                         -------------

       b. Plus the daily average of the Swingline
          Outstandings on the Swingline Facility
          during the Fiscal Quarter under review.   +   $
                                                         -------------

       c. Plus the daily average of the L/C
          Exposure on the L/C Facility during the
          Fiscal Quarter under review.              +   $
                                                         -------------

       d. Plus the total, as of the last day of
          the Fiscal Quarter under review, of both
          the long-term and current portions
          (without duplication) of all other
          interest bearing interest bearing
          Indebtedness (including Contingent
          Liabilities).                             +  $
                                                        -------------

       e. Plus the total, as of the last day of the
          Fiscal Quarter under review, of all
          Capitalized Lease Liabilities.             +  $
                                                         -------------






                                     -3-
       f. TOTAL FUNDED DEBT
          (a + b + c + d + e)                           $
                                                         -------------

Divided (/) by:                                        /

Adjusted EBITDA

To be calculated on a cumulative basis with respect to the Fiscal Quarter under review and the most recently ended three (3) preceding
Fiscal Quarters on a four (4) Fiscal Quarter basis:

   g. Net Income                                        $
                                                         -------------
   h. Less interest income reflected in such
      Net Income                                    -   $
                                                         -------------
   i. Less any extraordinary one-time non-Cash
      gain reflected in such Net Income             -   $
                                                         -------------
   j. Plus any extraordinary losses on sales of
      assets and other extraordinary losses and
      one-time non-Cash charges                     +   $
                                                         -------------
   k. Plus Interest Expense (expensed and
      capitalized) to the extent deducted in the
      determination of Net Income                   +   $
                                                         -------------
   l. Plus the aggregate amount of federal
      and state taxes on or measured by income
      for the period under review (whether or not
      payable during such period) to the extent
      deducted in the determination of Net Income   +   $
                                                         -------------

   m. Plus depreciation, amortization and all
      other non-cash expenses for the period
      under review to the extent deducted in the
      determination of Net Income                   +   $
                                                         -------------

   n. Total EBITDA
      (g - h - i + j + k + l + m)                       $
                                                         -------------

   o. Less the aggregate of MCRI Corporate
      Overhead Allocation to the extent not
      deducted in the determination of Net
      Income in (g) above                           -   $
                                                         -------------

   p. ADJUSTED EBITDA
      (n - o)                                            $
                                                          -------------

                                     -4-
   q. Leverage Ratio
      (f / p)                                                  : 1.0
                                                         -------------

   Maximum Permitted: 2.25 to 1.00

   Provided, however, in the event of the Stock
   Repurchase Limitation Release, commencing with the next occurring Fiscal Quarter end and continuing as of each Fiscal Quarter end until Bank Facility Termination, the Borrower shall maintain a Leverage Ratio no greater than 2.00 to 1.00.

B. Adjusted Fixed Charge Coverage Ratio (Section
   6.02): To be calculated on a cumulative basis with respect to the Fiscal Quarter under review and the most recently ended three (3) preceding
   Fiscal Quarters on a four (4) Fiscal Quarter basis, unless otherwise provided:

   Numerator
   a. Total Adjusted EBITDA (Enter II A (p) above)     $
                                                        --------------
   b. Less the aggregate amount of Distributions
      actually paid (without duplication)           -  $
                                                        --------------
   c. Plus the aggregate amount of Distributions
      actually paid to MCRI used by MCRI
      exclusively for Share Repurchases             +  $
                                                        --------------
   d. Less the aggregate amount of actually paid
      federal and state taxes on or measured by
      income                                        -  $
                                                        --------------
   e. Less the aggregate amount of the Capital         $
      Expenditures during the Fiscal Quarter under      --------------
      review and the most recently ended seven      /          2
      (7) Fiscal Quarters - divided by two (2)      -  $
                                                        --------------
   f. Total Numerator
      (a - b + c - d - e)                              $
                                                        --------------
   Divided (/) by the sum of:

   Denominator

   g. The aggregate amount of Interest Expense
      (expensed and capitalized)                       $
                                                        --------------
   h. Plus the greater of (x) $4,000,000.00,
      or (y) the aggregate of the Scheduled
      Reductions actually paid during the period
      under review                                  +  $
                                                        --------------


                                     -5-
   i. Plus the aggregate of payments required to be
      made on all other interest bearing
      Indebtedness                                  +  $
                                                        --------------
   j. Plus the aggregate of payments required to
      be made on Capitalized Lease Liabilities      +  $
                                                        --------------
   k. Total Denominator
      (g + h + i + j)                                  $
                                                        --------------
   Adjusted Fixed Charge Coverage Ratio (f / k)                : 1
                                                        --------------
   Minimum required: no less than (i) 1.20 to
   1.00 during each fiscal period for which the Leverage Ratio as determined above for such period is equal to or greater than 1.60 to 1.00, and (ii) 1.10 to 1.00 during each fiscal period for which the Leverage Ratio as determined above for such period is less than 1.60 to 1.00.

C. Minimum Tangible Net Worth (Section 6.03): To be calculated with respect to the Borrower as of the end of the Fiscal Quarter under review:

   Assets                                              $
                                                        --------------
   Less intangibles                                 -  $
                                                        --------------
   Less liabilities                                 -  $
                                                        --------------
   Borrower tangible net worth                         $
                                                        --------------

   Minimum required
   (a) 85% of the Tangible Net Worth of the
       Borrower calculated as of September 30,
       2003                                            $
                                                        --------------
   (b) Plus, 50% of Net Income after taxes
       realized as of each Fiscal Quarter end
       occurring on and after September 30, 2003
       (without reduction for any net losses)       +  $
                                                        --------------
   (c) Plus, 100% of the Net Proceeds received
       from all additional Equity Offerings made
       after the Closing Date                       +  $
                                                        --------------
   (d) Less, the aggregate amount of Distributions
       made by Borrower to MCRI following the Stock
       Repurchase Limitation Release which are used
       exclusively by MCRI for Share Repurchases    -  $
                                                        --------------
   Minimum required Borrower Tangible Net worth
   (a + b + c - d)                                     $
                                                        --------------


                                     -6-
D. Restriction on Share Repurchases
   (Section 6.04): Set forth the cumulative
   aggregate amount expended by the MCRI
   Consolidation for Share Repurchases during
   the period commencing on the Closing Date
   and continuing through the end of the Fiscal
   Quarter under review.                                $
                                                         -------------
   Maximum Permitted:  $5,000,000.00

   Provided, however, in the event Borrower achieves a Leverage Ratio determined as of any Fiscal Quarter end following the Closing
   Date, less than 1.75 to 1.00, the Restriction on Share Repurchases set forth above shall be released and of no further force or effect.

E. Investment Restrictions (Section 6.05):
   a. Set forth the amount and a brief
   description of each Investment not permitted
   under Section 6.05.                                  $
                                                         -------------
F. Limitation on Subsidiaries (Section 6.06):
   On a separate sheet, describe any Subsidiaries
   created by Borrower.  State whether or not the
   creation of such Subsidiaries has been
   consented to by the Requisite Lenders as
   required under Section 6.06.                          -------------

G. Indebtedness (Section 6.07):  With respect to
   the Borrower:
   a. Set forth the aggregate amount of secured
      purchase money Indebtedness and Capital
      Lease Liabilities.                                $
                                                         -------------
   Maximum permitted                                    $ 4,000,000

   b. Set forth the aggregate amount of unsecured
      Indebtedness.                                     $
                                                         -------------
   Maximum permitted                                    $ 5,000,000

   Is any of the unsecured Indebtedness subject
   to financial and other covenants and events of
   default more onerous or restrictive on Borrower
   than the terms and provisions of the Credit
   Agreement?  If yes, please explain on a
   separate sheet.                                             yes/no

H. Total Liens (Section 6.08):  On a separate
   sheet describe in detail any and all Liens
   not permitted under Section 6.08.                     -------------

I. Sale of Assets, Consolidation, Merger or
   Liquidation (Section 6.09):



                                     -7-
   a. On a separate sheet describe any and
      all mergers, consolidations, liquidations
      and/or dissolutions not permitted under
      Section 6.09.                                      -------------
   b. With respect to the determination of Excess
      Capital Proceeds, please set forth the
      amount of Net Proceeds received by the
      Borrower, during the period commencing on
      the Closing Date and continuing through
      the end of the Fiscal Quarter under review,
      from the Disposition of FF&E and other items
      of Collateral which have not been replaced
      with purchased or leased FF&E of equivalent
      value and utility.                                 -------------

      Requirement. For all amounts in excess of $2,500,000.00, must make a Mandatory Commitment
      Reduction on or before 90 days following each such Disposition resulting in Excess Capital
      Proceeds.

J. Restriction on Transfer of Ownership (Section
   6.10): On a separate sheet describe in detail
   any transfers or hypothecations of MCRI's
   ownership interest in Borrower not permitted
   under Section 6.10                                    -------------

K. Contingent Liabilities (Section 6.11):
   a. Set forth the amount of all Contingent
      Liabilities incurred by the Borrower.             $
                                                         -------------
   Maximum Permitted: Cumulative aggregate of
   $5,000,000.00 at any time, without the prior written consent of Requisite Lenders

L. Transactions with Members of the MCRI
   Consolidation (Section 6.12): Describe on a
   separate sheet any transactions or payments
   made by Borrower to any member of the MCRI
   Consolidation which are not allowed under
   Section 6.12.
                                                         -------------
M. Limitation on Consolidated Tax Liability
   (Section 6.13): Describe  on a separate sheet
   any federal income taxes paid by Borrower
   which are not allowed under Section 6.13.             -------------

N. ERISA (Section 6.14): Describe on a separate
   sheet any matters requiring advice to Agent
   Bank under Section 6.14.                              -------------

O. Margin Regulations (Section 6.15): Set forth
   the amount(s) of and describe on a separate
   sheet of paper any proceeds of any portion of
   the Credit Facility, used by Borrower to
   purchase or carry any Margin Stock or to extend
   credit to others for the purpose of purchasing
   or carrying any Margin Stock.                         -------------

                                     -8-
                                      III.
                           COMMITMENT FEE CALCULATION

(Section 2.10b): to be calculated with respect to the Fiscal Quarter under review:

   a. Daily average of Maximum Permitted Balance        $
                                                         -------------
   b. Less daily average of Funded Outstandings       - $
                                                         -------------
   c. Amount of Nonusage (a minus b)                    $
                                                         -------------
   d. Leverage Ratio (See II A(o) above)                       : 1
                                                         -------------
   e. Applicable Commitment Percentage:                              %
                                                         -------------

See Table Two in definition of Applicable Margin

   f. Gross Commitment Fee (c times e)                  $
                                                         -------------

   g. Number of days in Fiscal Quarter under review      -------------

   h. Commitment Fee for Fiscal Quarter under review    $
      (f / 360 x g)                                      -------------

                                       IV.
                           PERFORMANCE OF OBLIGATIONS

     A review of the activities of the Borrower during the fiscal period covered by the attached financial statements has been made under my supervision with a view to determining whether during such fiscal period any Default or Event of Default has occurred and is continuing. Except as described in an attached document or in an earlier Certificate, to the best of my knowledge, as of the date of this Certificate, there is no Default or Event of Default that has occurred and remains continuing.




















                                     -9-
                                       V.
                           NO MATERIAL ADVERSE CHANGE

     To the best of my knowledge, except as described in an attached document or in an earlier Certificate, no Material Adverse Change has occurred since the date of the most recent Certificate delivered to the Banks.

     DATED this ____ day of _____________, 200___.


BORROWER:

GOLDEN ROAD MOTOR INN, INC.,
a Nevada corporation


Name:

Title
        Authorized Officer

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Name


                                     -10-